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                                STATE OF FLORIDA



                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC., a corporation organized under the laws of the State of Florida, filed on January 15, 1991, as shown by the records of this office.

The document number of this corporation is S 25389.


















                                                   Given under my hand and the
                                                   Great Seal of the State of
                                                   Florida at Tallahassee, the
                                                   Capitol, this the Twelfth day
                                                   of October, 1998




                                                   /s/ Sandra B. Mortham
                                                   Sandra B. Mortham
                                                   Secretary of State

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                            ARTICLES OF INCORPORATION

                                       OF

                 PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC.


                  The undersigned subscribers to these Articles of Incorporation, natural persons competent to contract, hereby form a corporation under the laws of the State of Florida.

                                    ARTICLE I
                  The name of the corporation shall be: PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC. Its business shall be carried on in the State of Florida, in the United States of America, and elsewhere, as may be authorized by its Board of Directors.

                                   ARTICLE II
                  The general nature of the business to be transacted by the corporation shall be that provided below:

                  (a) To engage in to buy and sell real estate, build and develop unimproved land and conduct a general brokerage business on all forms or kinds of securities and to act as agents in the buying and selling of mortgages, equities, securities and other forms of negotiable instruments and evidences of indebtedness, and to buy and sell personal property, either wholesale or retail, to purchase, own, sell, rent, lease, mortgage and to act as the agent in the buying, owning, selling, renting, leasing and mortgaging of property, whether real or personal or otherwise; to manufacture, acquire or dispose of real estate or personal properties, equities and securities of whatever nature or kind for both cash and credit; to buy and sell bonds, stock notes, mortgages or other indebtedness of security; to loan money, either for itself or acting as agents in loaning money, either for itself or acting as agents in loaning and buying securities; to borrow money and to secure the same in whatever manner in which a corporation might do and in permissible under the laws of the State of Florida.

                  (b) To apply for, hold, purchase, acquire or otherwise deal in letters patent or copy rights of the United States or other countries; to work, operate or develop the same or to carry on any business, manufacturing or otherwise, which may directly or indirectly affect those objects or any of them; to

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                           guarantee, purchase, hold, sell, assign, transfer,
                           mortgage, pledge or otherwise acquire or dispose of the shares of capital stock or any bonds, securities or other evidences of indebtedness created by any person or corporation of this state or any other state, nation, country, or government, and while owner of said stock, may exercise all the rights and privileges of, ownership, including the right to vote thereon as natural persons might or could do.

                  (c)      To loan money on real estate and personal property.

                  (d) To enter into, make or perform contracts of any kind with any person, association, corporation, municipality body politic, county, country, territory, state, government or colony, or any dependency thereof, and without limit as to amount, draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and all other negotiable instruments and evidence of indebtedness whether secured by mortgage, bond or otherwise, as well as to secure the same mortgage, bond or otherwise.

                  (e) To do any and all of the things herein set forth and all other things permissible by law to the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors, or otherwise, and either alone or in company with others, purchase, hold and re-issue any of the shares of its capital stock.

                  (f) To act as a Trustee for any form of property, claim or right.

                  (g) To operate, manage and engage in the business of the development, management and promotion of the business of cultural performance centers, and to do any and all things relevant to the management and operation of facilities used for the purposes of promotion of the performing arts and other cultural endeavors.

                                   ARTICLE III

         The maximum number of shares that the corporation is authorized to have outstanding at any time shall be 500 shares of common stock at a par value of $1.00 per share.

                                   ARTICLE IV

                  The amount of capital with which the corporation will begin business shall be $500.



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                                    ARTICLE V

                  The principal office of this corporation will be 930 Washington Avenue, Fifth Floor, Miami Beach, Dade County, Florida 33140.

                                   ARTICLE VI

                  The names and post office addresses of the first Board of Directors, who shall hold office for the first year of the corporation's existence, or until their successors are elected and have qualified, are as follows:

                  NAME:                         ADDRESS:
                  -----                         --------

                  Richard Shack                 151 S.E. 15th Road
                                                Miami, FL 33129

                  Brad Krassner                 2040 North Day Road
                                                Miami Beach, Florida 33140

                  CERTIFICATE DESIGNATING PLACE OF BUSINESS FOR DOMICILE FOR THE SERVICES OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
PROCESS MAY BE SERVED.

                                   ARTICLE VII

                  In pursuance of Chapter 48.091, Florida Statutes the following is submitted, in compliance with said Act:

                  First. That PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC., desiring to organize under the laws of the State of Florida with its principal office indicated in the Articles of Incorporation at 930 Washington Avenue, Fifth Floor, City of Miami Beach, County of Dade, State of Florida, has named Michael Colodny, whose office in located at 11900 Biscayne Boulevard, Suite 620, North Miami, FL 33181, as its agent to accept service of process within this state.


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                  ACKNOWLEDGMENT:

                  Having been named to accept service of process for the above stated corporation, at place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keep open said office.


                                                            /s/ Michael Colodny
                                                            MICHAEL COLODNY
                                                            Resident Agent


                                  ARTICLE VIII

                  The name and address of the subscribers to the Articles of Incorporation and the amount of stock they agree to take are as follows:


    NAME                   ADDRESS                      NO. OF SHARES

Richard Shack        151 S.E. 15th Road                      250
                     Miami# FL  33129
Brad Krassner        2040 North Bay Road 250                 250
                     Miami Beach, Florida 33140


                                   ARTICLE IX

                  The Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholders, and approved at a Stockholders' Meeting by a majority of the stockholders entitled to vote thereon, unless all the Directors and all the Stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of incorporation be made.


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                  IN WITNESS WHEREOF, We have hereunto set our hands and seals this 8th day of January , 1991.


                                                        /s/ Brad Krassner
                                                       BRAD KRASSNER, President


                                                        /s/ Richard Shack
                                                       RICHARD SHACK, Secretary



STATE OF FLORIDA                    )
                                    ) ss.:
COUNTY OF DADE                      )


                  I HEREBY CERTIFY that on this day, before me, a Notary Public duly authorized in the State and County above named to take acknowledgments, personally appeared BRAD KRASSNER and RICHARD SHACK, as the President and Secretary/Treasurer, respectively of Performing Arts Management of North Miami, Inc. to me known to be the persons described as subscribers in and who executed the foregoing Articles of Incorporation.

                  WITNESS my hand and official seal in the County and State named above, this 8th day of January , 1999.


                                                        L.E.C.
                                                      Notary Public
                                                      State of Florida at Large
                                                      My Commission Expires:


                                                             [deleted]


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